CERTIFICATIONS OF THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Lixte Biotechnology Holdings, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge:

(i)           The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2009	By:	/s/ John S. Kovach
John S. Kovach
Chief Executive Officer and
Chief Financial Officer